UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2025

ASP Isotopes Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41555	87-2618235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Pennsylvania Avenue NW, South Building, Suite 900 Washington, DC	20004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 756-2245

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	ASPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

Offering of Convertible Notes of Quantum Leap Energy LLC

On November 7, 2025, Quantum Leap Energy LLC (“QLE”), a wholly owned subsidiary of ASP Isotopes Inc. (“ASPI”), entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with certain institutional and individual investors (collectively, the “Purchasers”), to issue and sell to the Purchasers convertible promissory notes of QLE (the “QLE 2025 Notes”) in an offering to accredited investors under Regulation D or Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or investors who are not a person in the United States or a U.S. Person (within the meaning of Rule 902(k) of Regulation S promulgated under the Securities Act) for approximately $64.3 million of QLE 2025 Notes. The initial closing of the offering is expected to be on or about November 17 or 18, 2025, subject to satisfaction of customary closing conditions, and at such initial closing or in subsequent closings, QLE may issue additional QLE 2025 Notes to investors who are non-U.S. persons in transactions outside of the United States in reliance on Regulation S promulgated under the Securities Act. QLE intends to use the net proceeds from the offering of QLE 2025 Notes to build and develop its laser enrichment production facilities and for other general corporate purposes.

Upon the initial closing of the issuance of the QLE 2025 Notes, QLE’s outstanding convertible promissory notes originally issued in March 2024 and June 2024 (together, the “2024 Convertible Notes”) will automatically convert into additional QLE 2025 Notes pursuant to their terms. Neither QLE nor ASPI will receive any proceeds from the automatic conversion of the 2024 Convertible Notes into QLE 2025 Notes.

Canaccord Genuity LLC acted as placement agent in the United States. Ocean Wall Limited is acting as placement agent with respect to certain Purchasers that are non-U.S. persons outside of the United States. The placement agents will be paid an aggregate commission of 6.0% of the aggregate principal amount of the QLE 2025 Notes purchased in the offering.

Interest and Maturity. Interest will accrue on the principal balance of each Note at a rate of 8.0% per annum, payable at maturity or at the time of conversion of the QLE 2025 Notes. The principal and unpaid accrued interest on each Note then outstanding will be due and payable upon demand by the holders of a majority-in-interest of the QLE 2025 Notes (the “Requisite Noteholders”) on or after the date that is the five-year anniversary of the initial closing (the “Maturity Date”).

Security Interest and Priority: The QLE 2025 Notes will be general unsecured obligations of QLE. ASPI will not be a guarantor of the QLE 2025 Notes. The QLE 2025 Notes will be subordinate in right of payment to all current and future indebtedness of QLE for borrowed money to banks, commercial finance lenders or other institutions regularly engaged in the business of lending money (whether or not such indebtedness is secured).

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Conversion Events. The principal and unpaid accrued interest on each Note will convert:

(i)

automatically, if, on or before the Maturity Date, QLE, a corporate successor to QLE or a holding company established with respect to QLE’s equity securities in connection with any of the following transactions (a “Public Issuer”) consummates (i) a listing of common equity of QLE (or the common equity of such Public Issuer) through acquisition by or merger of such Public Issuer with a special purpose acquisition company listed on the New York Stock Exchange (“NYSE”) or Nasdaq (a “SPAC Combination”), (ii) a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, (a “IPO”), or (iii) a direct listing of common equity of QLE (or the common equity securities of the Public Issuer) on the NYSE or Nasdaq (a “Direct Listing” and together with a SPAC Combination and a IPO, a “Listing Event”);

(ii)

automatically, upon QLE’s issuance of equity securities (the “Next Equity Financing”) in a single transaction, or series of related transactions, with the principal purpose of raising capital, and with aggregate gross proceeds to QLE of at least US$20 million, excluding proceeds from the issuance of the QLE 2025 Notes, into (a) shares of QLE’s capital stock issued to investors in the Next Equity Financing or (b) in the event QLE issues preferred stock with a liquidation preference in the Next Equity Financing, at QLE’s election, shares of a shadow series of preferred stock substantially the same as the series of preferred stock issued in the Next Equity Financing, except that the per share liquidation preference of the shadow series will be equal to the conversion price of the QLE 2025 Notes (a “Next Equity Financing Conversion”);

(iii)

at the Purchaser’s option, in the event of a Corporate Transaction (as defined below) while such Note remains outstanding, into units or shares of QLE’s common equity (a “Corporate Transaction Conversion”); and

(iv)	at the Requisite Noteholders’ option, on or after the Maturity Date while such Note remains outstanding, into units or shares of QLE’s common equity (a “Maturity Conversion”).

Conversion Price. Each Note will be convertible into Conversion Securities (as defined in the Purchase Agreement) at a price equal to:

(i)

with respect to a Listing Event, the price that is the lesser of (A) 80% of the per share price in the SPAC Combination, the per share public offering price stated on the front cover of the final prospectus for the IPO (before deduction of any underwriting commissions, expenses or other amounts) or the per share reference price in such Direct Listing, as applicable, and (B) the price obtained by dividing $400,000,000, plus the sum of any monies raised as part of the offering of QLE 2025 Notes, by the number of outstanding units or shares of common equity of QLE immediately prior to the applicable date of calculation, calculated on an as-converted basis, assuming conversion of all securities convertible into common equity of QLE and exercise of all outstanding options and warrants, but excluding the units or shares of common equity of QLE issuable upon conversion of indebtedness (including the QLE 2025 Notes) (the “Per Share Valuation Price”);

(ii)

with respect to a Next Equity Financing Conversion, the price that is the lesser of (A) 80% of the lowest price per share of shares sold in the Next Equity Financing and (B) the Per Share Valuation Price; and

(iii)	with respect to a Corporate Transaction Conversion or a Maturity Conversion, the Per Share Valuation Price.

Change in Control Payment. If a Corporate Transaction (as defined below) occurs before the repayment or conversion of the QLE 2025 Notes into Conversion Securities, QLE will pay at the closing of the Corporate Transaction to each Purchaser that elects not to convert its QLE 2025 Notes in connection with such Corporate Transaction an amount equal to any unpaid accrued interest under such Purchaser’s QLE 2025 Notes plus 1.5 times the outstanding principal amount of such Purchaser’s QLE 2025 Notes (a “Corporate Transaction Payment”). “Corporate Transaction” means (a) a sale by QLE of all or substantially all of its assets or the exclusive license of all or substantially all of QLE’s material intellectual property, (b) a merger of QLE with or into another entity (if after such merger the holders of a majority of QLE’s voting securities immediately prior to the transaction do not hold a majority of the voting securities of the successor entity) or (c) the transfer of more than 50% of QLE’s voting securities to a person or group; provided that a Corporate Transaction shall not include any Listing Event or any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by QLE or any successor, indebtedness of QLE is cancelled or converted or a combination thereof.

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No Prepayment. Except with respect to a Corporate Transaction Payment, QLE may not prepay the principal or accrued interest of the QLE 2025 Notes unless approved in writing by the Requisite Noteholders.

Events of Default. Each Note provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, certain events of bankruptcy or insolvency, breach of covenants or other agreements in the Purchase Agreement, material breach of a material representation or warranty made by QLE in the Purchase Agreement, a default or breach of certain contracts material to QLE, and defaults in payment of certain other indebtedness. Generally, if an event of default occurs, the holder of a Note may declare the principal of and accrued but unpaid interest on such Note to be immediately due and payable.

Representations and Warranties; Covenants. The Purchase Agreement contains customary representations and warranties by QLE and the Purchasers. The Purchase Agreement does not include any financial covenants.

No Registration. The QLE 2025 Notes have not been and will not be registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing description of certain terms of the Purchase Agreement and the QLE 2025 Notes does not purport to be complete and is qualified in its entirety by reference to the form of Purchase Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Registration Rights Agreement. In connection with the offering of QLE 2025 Notes, QLE and the Purchasers will enter into a registration rights agreement (the “Registration Rights Agreement”) upon closing of the offering. Under the Registration Rights Agreement, all units or shares of QLE common equity issuable upon conversion of the QLE 2025 Notes will be deemed “Registrable Securities.” Under the Registration Rights Agreement holders of the QLE 2025 Notes will be granted certain long-form and short-form demand registration rights with respect to the Registrable Securities, including the right to demand an initial public offering if QLE has not gone public within five years of the date of the agreement. In addition, holders of the QLE 2025 Notes will be granted piggyback registration rights with respect to the Registrable Securities. Certain cash penalties will apply to QLE in the event of registration failures, as described in the Registration Rights Agreement.

The foregoing description of certain terms of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above under the heading “Offering of Convertible Notes of Quantum Leap Energy LLC” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above under the heading “Offering of Convertible Notes of Quantum Leap Energy LLC” is incorporated herein by reference.

Forward-Looking Statements

Statements contained herein relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, QLE’s ability to consummate the offering of QLE 2025 Notes. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which may be beyond ASPI’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by any forward-looking statements.  All forward-looking statements speak only as of the date hereof. ASPI undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Convertible Note Purchase Agreement (including Form of Convertible Promissory QLE Note), by and among Quantum Leap Energy LLC and the Purchasers party thereto.
10.2	Form of Registration Rights Agreement, by and among Quantum Leap Energy LLC and the Investors party thereto.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASP ISOTOPES INC.

Date: November 14, 2025	By:	/s/ Donald G. Ainscow
	Name:	Donald G. Ainscow
	Title:	Executive Vice President, General Counsel and Secretary

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